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                                                                   EXHIBIT 3.2


                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                              CHOICE MERGECO, INC.
                                      INTO
                           CHOICE DRUG SYSTEMS, INC.

                    (PURSUANT TO SECTION 253 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)


         Choice Drug Systems, Inc., a Delaware corporation (the "Company"), does hereby certify:

         FIRST: That the Company is a business corporation incorporated pursuant to the Delaware General Corporation Law (the"DGCL").

         SECOND: That the Company owns all of the outstanding shares of the stock of Choice Mergeco, Inc. ("Mergeco "), a business corporation which is incorporated pursuant to the DGCL.

         THIRD: That the Company, by the following resolutions of its Directors duly adopted on the 29th day of August, 1995, determined that it is in the best interests of the Company to merge Mergeco into the Company, effective as of 12:01 a.m. on September 27, 1995 (the "Effective Date of the Merger") and thereby to change the name of the Company to "Capstone Pharmacy Services, Inc." on the Effective Date of the Merger, on the terms described in such resolutions, which provide as follows:

         "NOW, THEREFORE, BE IT RESOLVED, that the Company merge Mergeco into the Company and assume all of Mergeco's liabilities and obligations effective as of a date to be selected by an officer of the Company; and

         FURTHER RESOLVED, that the corporate name of the Company, as the surviving corporation, be changed to "Capstone Pharmacy Services, Inc." effective as of the Effective Date of the Merger; and

         FURTHER RESOLVED, that the merger of Mergeco into the Company, other than to change the name of the Company as provided herein, shall not have any effect on the Certificate of Incorporation, bylaws, or authorized, issued or outstanding stock of the Company, and pursuant to such





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merger all the issued stock of Mergeco shall be cancelled; and

         FURTHER RESOLVED, that the Chairman of the Board, President, any Executive Vice President or any Vice President of the Company is hereby authorized and directed to make and execute, and the Secretary or any Assistant Secretary of the Company is hereby authorized and directed to attest, under the corporate seal of the Company, a Certificate of Ownership and Merger, setting forth the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and to record a certified copy thereof in the office of the Recorder of Deeds for Kent County, Delaware; and

         FURTHER RESOLVED, that the officers of the Company are hereby authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect such merger and change of name, and to take any and all action required as the result of the change of name."

         IN WITNESS WHEREOF, the Company has caused this certificate to be signed on its behalf by its Chairman, President, any Executive Vice President or any Vice President, and to be attested by its Secretary or any of its Assistant Secretaries, and its corporate seal to be affixed hereto, this ____ day of September, 1995.





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                                           CHOICE DRUG SYSTEMS, INC.

[NO CORPORATE SEAL]
                                           ------------------------------
                                           By:    R. Dirk Allison

                                           Title: President

ATTEST:


-------------------------------
By:         Don H. Thompson
Title:      Secretary



STATE OF MARYLAND                 )
COUNTY OF BALTIMORE               )


         Before me, _____________________ of the state and county aforesaid,
personally appeared     R. Dirk Allison and Don H. Thompson, with whom I am
personally acquainted, or proved to me on the basis of satisfactory evidence and who, upon oath, acknowledged themselves to be, respectively, the President and Secretary of Choice Drug Systems, Inc., the within named bargainor, a corporation, and that they as such President and Secretary, respectively, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by themselves as President and Secretary, respectively.

         Witness my hand and seal, at office in Baltimore, Maryland, this _____ day of _________ 1995.


                                                   ----------------------------
                                                   Notary Public

My Commission Expires:

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